Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FIRST QUARTER 2024 RESULTS

Tampa, FL – May 10, 2024 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter of 2024.

●	Net income for the first quarter of 2024 was $14.6 million, or $0.19 per diluted share, compared to net income of $12.1 million, or $0.14 per diluted share, for the first quarter of 2023.

●	Adjusted EBITDA(A), a non-GAAP measure, for the first quarter of 2024 was $43.9 million, an increase of $3.0 million, or 7.3%, from the first quarter of 2023.

●	Shipping revenues for the first quarter of 2024 were $117.5 million, an increase of $3.7 million, or 3.3%, compared to the first quarter of 2023.

●	Time charter equivalent (TCE) revenues(B), a non-GAAP measure, for the first quarter of 2024 were $110.1 million, an increase of $6.0 million, or 5.7%, compared to the first quarter of 2023.

●	Total cash and investments(c), a non-GAAP measure, were $97.2 million as of March 31, 2024.

●	On March 14, 2024, the Company’s Board of Directors declared a cash dividend of $0.06 per share on the Company’s Class A common stock, which was paid on April 10, 2024.

●	In March 2024, the Company exercised its first option to extend the bareboat charter of the Overseas Tampa with its vessel owner for a five-year option period, commencing June 2025 until June 2030.

Sam Norton, OSG’s President and CEO, said, “OSG’s first quarter results continued the recent trend of steadily improving cashflow and profitability. The 35.7% growth in earnings per share when compared with the first quarter of 2023 is particularly noteworthy, reflecting in one data point the combined effect of numerous initiatives undertaken over the past 12 months to deliver shareholder value. In this light, it is also gratifying that the Board expressed its confidence by declaring a second quarterly dividend at the end of March.”

Mr. Norton continued, “Disruptions to historical trading patterns caused by hostilities in the Red Sea, growing geopolitical tensions in the Persian Gulf, and the continuing war in Ukraine have kept international freight markets at or near historical highs. Most analysts consider this market strength to be durable, with positive implications for our Jones Act vessels. High international freight rates indirectly stimulate domestically sourced fuel consumption – and by extension Jones Act transportation demand – since import substitution is constrained by comparatively high freight costs for product shipped over longer distances on foreign flag vessels. So long as international freight rates remain high, “Buy America”, when it comes to fuels, will have economic as well as rhetorical implications.”

Mr. Norton concluded by stating, “We are pleased with the start we have made to meeting our 2024 financial targets and remain confident that the future offers opportunities to sustain and extend our presence in the business sectors served by OSG’s vessels and personnel.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

First Quarter 2024 Results

Shipping revenues were $117.5 million for the first quarter of 2024, an increase of $3.7 million, or 3.3%, compared to the first quarter of 2023. TCE revenues were $110.7 million for the first quarter of 2024, an increase of $6.0 million, or 5.7%, from the first quarter of 2023. The increases primarily resulted from (a) an increase in average daily rates earned by our fleet, (b) an increase in Delaware Bay lightering volumes and (c) a 5-day decrease in repair days. The increase was moderated by a 22-day increase in drydock days.

Operating income for the first quarter of 2024 was $23.5 million compared to operating income of $22.5 million for the first quarter of 2023. Net income for the first quarter of 2024 was $14.6 million, or $0.19 per diluted share, compared with net income of $12.1 million, or $0.14 per diluted share, for the first quarter of 2023.

Adjusted EBITDA was $43.9 million for the first quarter of 2024, an increase of $3.0 million compared with the first quarter of 2023, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its first quarter 2024 results at 9:30 a.m. Eastern Time on Friday, May 10, 2024.

To access the call, participants should dial (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers.

Participants have an option of calling in to listen or watching a live audio webcast and slide presentation available at the Investors section of the Company’s website located at www.osg.com/investors. A replay of the webcast will also be available on the website after the completion of the call.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing liquid bulk transportation services in the U.S. Flag markets. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our specialized businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict and recent developments in the Middle East. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$95,931	$84,140
Voyage charter revenues	21,566	29,651
	117,497	113,791

Operating Expenses:
Voyage expenses	6,805	9,056
Vessel expenses	42,038	42,571
Charter hire expenses	16,818	15,737
Depreciation and amortization	17,994	16,048
General and administrative	10,354	7,843
Total operating expenses	94,009	91,255
Operating income	23,488	22,536
Other income, net	1,235	1,080
Income before interest expense and income taxes	24,723	23,616
Interest expense, net	(6,782)	(8,156)
Income before income taxes	17,941	15,460
Income tax expense	(3,300)	(3,321)
Net income	$14,641	$12,139

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	71,901,503	82,006,666
Diluted - Class A	75,159,109	85,340,906
Per Share Amounts:
Basic net income - Class A	$0.20	$0.15
Diluted net income - Class A	$0.19	$0.14

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Consolidated Balance Sheets

($ in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$82,203	$76,257
Investment security to be held to maturity	14,950	14,900
Voyage receivables, including unbilled of $4,081 and $4,976, net of reserve for credit losses	9,415	17,362
Income tax recoverable	447	407
Other receivables	2,275	3,140
Inventories, prepaid expenses and other current assets	6,682	2,522
Total Current Assets	115,972	114,588
Vessels and other property, less accumulated depreciation and amortization	695,633	699,032
Deferred drydock expenditures, net	45,680	44,827
Total Vessels, Deferred Drydock and Other Property	741,313	743,859
Intangible assets, less accumulated amortization	12,267	13,417
Operating lease right-of-use assets	192,636	172,703
Other assets	34,652	34,317
Total Assets	$1,096,840	$1,078,884
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$53,165	$60,911
Current installments of long-term debt	56,205	43,305
Current portion of operating lease liabilities	64,779	65,272
Total Current Liabilities	174,149	169,488
Reserve for uncertain tax positions	295	285
Long-term debt, net	338,215	357,406
Deferred income taxes, net	82,511	79,373
Noncurrent operating lease liabilities	128,191	107,911
Other liabilities	10,605	10,368
Total Liabilities	733,966	724,831
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 90,323,906 and 89,545,535 shares issued; 71,724,847 and 70,946,476 shares outstanding)	903	895
Paid-in additional capital	587,087	588,361
Accumulated deficit	(164,534)	(174,825)
Treasury stock, 18,599,059 shares at cost	(64,380)	(64,380)
	359,076	350,051
Accumulated other comprehensive income	3,798	4,002
Total Equity	362,874	354,053
Total Liabilities and Equity	$1,096,840	$1,078,884

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Consolidated Statements of Cash Flows

($ in thousands)

	Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income	$14,641	$12,139
Items included in net income not affecting cash flows:
Depreciation and amortization	17,994	16,048
Amortization of debt discount and other deferred financing costs	283	282
Compensation relating to restricted stock awards and stock option grants	918	800
Deferred income tax expense	3,148	3,287
Interest on finance lease liabilities	—	370
Non-cash operating lease expense	16,986	15,892
Payments for drydocking	(5,456)	(1,918)
Operating lease liabilities	(17,133)	(16,292)
Changes in operating assets and liabilities, net	(6,638)	5,088
Net cash provided by operating activities	24,743	35,696
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(5,782)	(454)
Net cash used in investing activities	(5,782)	(454)
Cash Flows from Financing Activities:
Payments on debt	(6,571)	(5,787)
Tax withholding on share-based awards	(2,184)	(1,168)
Dividends paid	(4,256)	—
Deferred financing costs paid for debt amendments	(4)	(40)
Payments on principal portion of finance lease liabilities	—	(1,026)
Purchases of treasury stock and Class A warrants	—	(1,862)
Net cash used in financing activities	(13,015)	(9,883)
Net increase in cash and cash equivalents	5,946	25,359
Cash and cash equivalents at beginning of year	76,257	78,732
Cash and cash equivalents at end of year	$82,203	$104,091

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following table provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2024 and the comparable period of 2023. Revenue days in the quarter ended March 31, 2024 totaled 1,731 compared with 1,772 in the prior year quarter.

	2024		2023
For the three months ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act MR Product Carriers:
Average rate	$—	$70,975	$55,522	$64,417
Revenue days	—	866	40	847
Non-Jones Act MR Product Carriers:
Average rate	$27,391	$53,451	$41,384	$33,319
Revenue days	182	91	246	14
ATBs:
Average rate	$—	$47,992	$—	$42,479
Revenue days	—	273	—	265
Lightering:
Average rate	$126,069	$—	$104,512	$—
Revenue days	91	—	90	—
Alaska (a):
Average rate	$—	$64,937	$—	$60,115
Revenue days	—	228	—	270

(a) Excludes one Alaska class vessel currently in layup.

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Fleet Information

As of March 31, 2024, OSG’s operating fleet consisted of 21 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at March 31, 2024
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
MR Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	4	—	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	8	21	1,537,342

(1) Includes two owned shuttle tankers, eight chartered-in tankers, and three non-Jones Act MR tankers that participate in the Tanker Security Program or are on time charter to the U.S. Military Sealift Command.

(2) Includes two crude oil tankers doing business in Alaska, one crude oil tanker, Alaskan Frontier, purchased in November 2023 from BP Oil Shipping Company, USA and has been in cold layup in Malaysia since 2019, and one crude oil tanker in service on the U.S. East Coast.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended March 31,
	2024	2023
Time charter equivalent revenues	$110,692	$104,735
Add: Voyage expenses	6,805	9,056
Shipping revenues	$117,497	$113,791

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Specialized businesses	$31,269	$29,561
Jones Act MR tankers	11,324	9,433
Jones Act ATBs	9,243	7,433
Vessel operating contribution	51,836	46,427
Depreciation and amortization	17,994	16,048
General and administrative	10,354	7,843
Operating income	$23,488	$22,536

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(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Net income	$14,641	$12,139
Income tax expense	3,300	3,321
Interest expense, net	6,782	8,156
Depreciation and amortization	17,994	16,048
EBITDA	42,717	39,664
Amortization classified in charter hire and vessel expenses	239	273
Interest expense classified in charter hire expenses	—	166
Non-cash stock based compensation expense	918	800
Adjusted EBITDA	$43,874	$40,903

(C) Total Cash and Investments

($ in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$82,203	$76,233
Restricted cash	—	24
Investment security to be held to maturity	14,950	14,900
Total cash and investments	$97,153	$91,157

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